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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


                                                              Percentage                  State
Subsidiaries                                                    Owned               of Incorporation
------------                                                    -----               ----------------

Sandy Spring Capital Trust I                                     100%                    Delaware

Sandy Spring National Bank of Maryland                           100%                 United States

Sandy Spring Insurance Corporation (1)                           100%                    Maryland

Sandy Spring Mortgage Corporation (1)                            100%                    Maryland


(1)       100% owned by Sandy Spring National Bank of Maryland.